UNITED STATES
                        SECURITIES AND EXCHANGE COMMISION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 7, 2004


                            AMERICAN GOLDFIELDS INC.
             (Exact name of registrant as specified in its charter)

           Nevada                  000-49996                   71-0867612
           ------                  ---------                    ----------
(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation)            File Number)               Identification No.)

                           200-4170 Still Creek Drive
                          Burnaby, B.C., Canada V5C 6C6
                    (Address of principal executive offices)

                                  604-299-6600
              (Registrant's telephone number, including area code)


                                 ---------------
        (Former name or former address, if changed since last report.)


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Item 5.  Other Events and Regulation FD Disclosure.

On May 7, 2004, American Goldfields Inc. (the "Company") executed an agreement with Minquest, Inc. granting the Company the right to purchase 100% of the mining interests of a Nevada mineral exploration property currently controlled by MinQuest, a natural resource exploration company. The property, known as the Gilman property, consists of 19 contiguous, unpatented mineral claims covering approximately 390 acres located in Lander County, Nevada. All of the claims are on Department of Agriculture, Forest Service administered lands, while access to the property is across Department of Interior, Bureau of Land Management land.

Simultaneous with the execution and delivery of the Property Option Agreement, we paid MinQuest $10,000. In order to earn a 100% interest in the Gilman property, we must pay MinQuest, Inc. and incur expenditures relating to mining operations in accordance with the following schedule: (i) on or before May 15, 2005, $15,000 to MinQuest and incur $50,000 in expenditures incidental to the mining operations; (ii) on or before May 15, 2006, $15,000 to MinQuest and an additional $75,000 in expenditures; (iii) on or before May 15, 2007, $15,000 to MinQuest and an additional $100,000 in expenditures; (iv) on or before May 15, 2008, $15,000 to MinQuest and an additional $100,000 in expenditures; and (v) on or before May 15, 2009, $15,000 to MinQuest and an additional $125,000 in expenditures. If we have not incurred the requisite expenditures to maintain our option in good standing, we have a 60-day period subsequent to May 30 to make such payment along with such amount which shall be deemed to have been an expenditure incurred by us during such period. Since our payment obligations are non-refundable, if we do not make any payments, we will lose any payments made and all our rights to the properties. If all said payments are made, then we will acquire all mining interests in the property, subject to MinQuest retaining a 3% royalty of the aggregate proceeds received by us from any smelter or other purchaser of any ores, concentrates, metals or other material of commercial value produced from the property, minus the cost of transportation of the ores, concentrates or metals, including related insurance, and smelting and refining charges, including penalties.

Pursuant to the Property Option Agreement, we have a one-time option to purchase up to two thirds of MinQuest's royalty interest (66.7% of 3%) for $2,000,000 or $1,000,000 for each 1% purchased. We must exercise our option 90 days following completion of a bankable feasibility study.

The Company will assume future carrying costs of the property estimated to be $3,500 per year and will reimburse Minquest for all acquisition costs associated with claim staking on the property estimated to be a total of $5,500. In addition, the Company has agreed to use Minquest for on-site project management at competitive commercial rates.

For all the terms and conditions of the Property Option Agreement, reference is hereby made to such agreement annexed hereto as Exhibit 1. All statements made herein concerning the foregoing agreement are qualified by reference to Exhibit 1.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      American Goldfields Inc.
                                     (Registrant)

                                      By: /s/ Donald Neal
                                      --------------------
                                      Donald Neal, Chief Executive and Financial
                                      Officer, Treasurer and Secretary

Date:  May 12, 2004